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                                                                      EXHIBIT 16

                          [LETTERHEAD OF ARTHUR ANDERSEN]

May 24, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read paragraphs one through four of Item 4 included in the Form 8-K dated May 24, 2002 of American Achievement Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,
Arthur Andersen LLP

cc: Ms. Sherice Bench, CFO, American Achievement Corporation